SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PHOTON DYNAMICS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PHOTON DYNAMICS, INC.
17 Great Oaks Boulevard
San Jose, California 95119

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 22, 2003

To the Shareholders of Photon Dynamics, Inc.:

Notice Is Hereby Given that the Annual Meeting of Shareholders of Photon Dynamics, Inc., a California corporation (the “Company”), will be held on Wednesday, January 22, 2003 at 10:00 a.m. local time at the offices of the Company at 17 Great Oaks Boulevard, San Jose, California for the following purposes:

(1)  To elect directors to serve for the ensuing year and until their successors are elected.

(2)  To approve the Company’s 1995 Stock Option Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 400,000 shares.

(3)  To approve the Company’s 1995 Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 250,000 shares.

(4)  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on December 6, 2002, as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Richard L. Dissly Secretary and Chief Financial Officer

San Jose, California
December 16, 2002

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING OR YOU MAY VOTE YOUR SHARES ON THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY. IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE, YOU MAY BE ABLE TO VOTE ON THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS PROVIDED WITH YOUR VOTING FORM. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

PHOTON DYNAMICS, INC.
17 Great Oaks Boulevard
San Jose, California 95119

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
January 22, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Photon Dynamics, Inc., a California corporation (the “Company”), for use at the Annual Meeting of Shareholders to be held on January 22, 2003 at 10:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the offices of the Company at 17 Great Oaks Boulevard, San Jose, California. The Company intends to mail this proxy statement and accompanying proxy card on or about December 16, 2002 to all shareholders entitled to vote at the Annual Meeting.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company’s request, The Altman Group Inc. No additional compensation will be paid to directors, officers or other regular employees for such services, but The Altman Group Inc. will be paid its customary fee, estimated to be about $1,500, if it renders solicitation services.

Voting Rights and Outstanding Shares

Only holders of record of Common Stock at the close of business on December 6, 2002 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on December 6, 2002, the Company had outstanding and entitled to vote 16,061,694 shares of Common Stock.

Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. With respect to the election of directors, shareholders may exercise cumulative voting rights. Under cumulative voting, each holder of Common Stock will be entitled to seven votes for each share held. Each shareholder may give one candidate, who has been nominated prior to voting, all the votes such shareholder is entitled to cast or may distribute such votes among as many such candidates as such shareholder chooses. However, no shareholder will be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes. Unless the proxyholders are otherwise instructed, shareholders, by means of the accompanying proxy, will grant the proxyholders discretionary authority to cumulate votes.

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Abstentions and broker non-votes will not be counted towards the vote total for any proposal.

Voting Via the Internet or by Telephone

Shareholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The telephone and Internet voting procedures below are designed to authenticate shareholders’ identities, to allow shareholders to grant a proxy to vote their shares and to confirm that shareholders’ instructions have been recorded properly. Shareholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

For Shares Registered in Your Name

Shareholders of record may go to http://www.eproxyvote.com/phtn to grant a proxy to vote their shares by means of the Internet. They will be required to provide the company number and control number contained on their proxy cards. The voter will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen and the voter will be prompted to submit or revise them as desired. Any shareholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-877-779-8683 and following the recorded instructions.

For Shares Registered in the Name of a Broker or Bank

Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than the Company’s proxy card.

A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ web site at http://www.proxyvote.com.

General Information for All Shares Voted Via the Internet or by Telephone

Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time on Tuesday, January 21, 2003. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 17 Great Oaks Boulevard, San Jose, California 95119, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Shareholder Proposals

The deadline for submitting a shareholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s next annual meeting of shareholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is August 18, 2003. Unless a shareholder who wishes to bring a matter before the shareholders at the Company’s next annual meeting of shareholders notifies the Company of such matter prior to November 1, 2003, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.

PROPOSAL 1

ELECTION OF DIRECTORS

There are seven nominees for the seven director positions presently authorized by the Company’s board of directors (the “Board”) and the Company’s Bylaws. Each director to be elected will hold office until the next annual meeting of shareholders and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, five of the directors were elected by the shareholders, and two of the directors, Messrs. Nicholas E. Brathwaite and Elwood H. Spedden, were appointed by the Board since the last annual meeting to fill vacancies on the Board.

The candidates receiving the highest number of affirmative votes of the shares entitled to be voted will be elected directors of the Company. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below, subject to the discretionary power to cumulate votes. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

THE BOARD RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Nominees

The names of the nominees and certain information about them, including their respective ages as of November 30, 2002, are set forth below:

Name	Age	Position Held with the Company
Mr. Vincent F. Sollitto	54	Director, Chief Executive Officer and President
Mr. E. Floyd Kvamme	64	Chairman of the Board of Directors
Mr. Richard P. Beck	69	Director
Mr. Nicholas E. Brathwaite	44	Director
Mr. Michael J. Kim	57	Director
Mr. Elwood H. Spedden	65	Director
Dr. Malcolm J. Thompson	57	Director

VINCENT F. SOLLITTO has been our President and Chief Executive Officer since June 1996 and has been a member of our board of directors since July 1996. From August 1993 to 1996, he was the General Manager of Business Unit Operations for Fujitsu Microelectronics Inc., a semiconductor and electronics company. From April 1991 to August 1993, he was the Executive Vice President of Technical Operations at Supercomputer Systems, Incorporated. Prior to joining Supercomputer Systems, Incorporated, Mr. Sollitto spent twenty-one years in various management positions at International Business Machines Corporation, an information technology service company, including Director of Technology and Process. Mr. Sollitto serves as a director of

Irvine Sensors Corp., a compact packages technology company, Applied Films Corporation, a thin film deposition equipment company, Ultratech Stepper, Inc., a photolithography equipment company and US Display Consortium, a research & development non-profit organization. Mr. Sollitto holds a B.S. degree in Electrical Engineering from Tufts College.

E. FLOYD KVAMME became a member of our board of directors in 1986 and is currently our Chairman of the Board. Since 1984, he has been a general partner of Kleiner Perkins Caufield & Byers, a venture capital firm. Mr. Kvamme also serves on the board of directors of Harmonic, Inc., Brio Technology, National Semiconductor, Power Integrations, Inc. and several privately held companies. Mr. Kvamme received a B.S. degree in Electrical Engineering from the University of California, Berkeley and an M.S. degree in Engineering from Syracuse University.

RICHARD P. BECK became a member of our board of directors in September 2000. Since October 2001 he has served as Chairman of the Board of Applied Films Corporation, a thin film deposition equipment company. From 1992 to November 2001, he was Chief Financial Officer of Advanced Energy Industries, Inc., a power conversion and control systems company. Mr. Beck currently serves on the board of directors of Advanced Energy Industries, Inc., Applied Films Corporation and TTM Technologies, Inc., a manufacturer of printed circuit boards. Mr. Beck received a B.S. degree in Accounting and Finance and an M.B.A. in Finance, all from Babson College.

NICHOLAS E. BRATHWAITE has been a member of our board of directors since April 2002. Mr. Brathwaite currently serves as senior vice president and Chief Technology Officer of Flextronics International Ltd., a provider of engineering, advanced electronics manufacturing and logistical services, and has held various engineering management positions with Flextronics since 1995. From 1989 to 1995, Mr. Brathwaite held various management positions at nChip, a multi-chip module company. As a founding member of nChip, Mr. Brathwaite was responsible for all manufacturing and operational activities including wafer fabrication, wafer test and module assembly. Before joining nChip, Mr. Brathwaite spent six years with Intel Corporation in various engineering management positions in Technology Development and Manufacturing. He has a B.S. in Applied Chemistry, an M.S. in Polymer Engineering, a BSc (Hons) from McMaster University Canada and an MSc from the University of Waterloo, Canada. Mr. Brathwaite has several patents and has authored more than 50 national and international publications. He is also a member of the Board of Directors of Power Integrations, Inc., a supplier of high-voltage analog integrated circuits for use in AC to DC power conversion.

MICHAEL J. KIM became a member of our board of directors in 1991. Since July 2001, he has consulting for high-tech companies in Silicon Valley. From September 1999 through June 2001, he was the Vice President of Business Development at Philips Components, a display company. From 1993 to February 1999, he was Senior Vice President of LG Electronics, Inc., a manufacturer of consumer electronics products and flat panel displays, and served as the head of the San Jose Technology Center of LG Electronics. From 1988 to 1992, Mr. Kim was Vice President at Goldstar Technology, Inc., a consumer electronic product manufacturing company and formerly a subsidiary of LG Electronics. Mr. Kim received a B.S. degree in Electrical Engineering from the University of Illinois, Chicago and an M.S. degree in Electrical Engineering from the University of Santa Clara.

ELWOOD H. SPEDDEN joined our board of directors in April 2002. From July 1996 to June 1997, Mr. Spedden was a vice president of KLA-Tencor Semiconductor, a manufacturer of automatic test equipment used in the fabrication of semiconductors. From 1990 through March 1996, Mr. Spedden was with Credence Systems Corporation, a manufacturer of automatic test equipment used in the fabrication of semiconductors, in various senior management positions including President, Chief Executive Officer and Vice-Chairman of the Board of Directors. Since 1995, Mr. Spedden has served as a director of Advanced Energy Industries, Inc., a power conversion and control systems company.

MALCOLM J. THOMPSON has been a member of our board of directors since 1992. Since November 2001 he has been a member of the Technical Advisory Board of Novalux, Inc., a laser module provider for optical networks. From 1998 through November 2001, he was President and Chief Executive Officer of Novalux, Inc., a provider of laser modules for optical networks. From 1996 to 1998, he was President and Chief Executive Officer of dpiX, Inc., a digital image capture and display products company, and from 1981 to 1996, he was the Chief Technologist for Xerox PARC. He also has served as Chairman of the Board of the United States Display Consortium, an industry-government consortium of over 135 member companies. Dr. Thompson received a B.S. and a Ph.D. in Applied Physics from the University of Brighton, Sussex in the United Kingdom.

Board Committees and Meetings

During the fiscal year ended September 30, 2002, the Board held eight meetings and acted by unanimous written consent seven times. The Board has an Audit Committee, a Compensation and Employee Ownership Committee, and a Director Affairs and Nominating Committee.

The Audit Committee meets with the Company’s independent auditors at least quarterly to review the results of the fiscal quarter and year and to discuss the financial statements; has the sole authority to hire and terminate the independent auditors; oversees the independence of the independent auditors; evaluates the independent auditors’ performance; reviews any changes in accounting principals; and reviews with the independent auditors the adequacy and effectiveness of the accounting and financial controls. The Audit Committee is composed of three non-employee directors: Messrs. Beck and Kvamme, and Dr. Thompson. It met six times during such fiscal year and did not take any actions by unanimous written consent. All members of the Company’s Audit Committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards). The Board revised its written Audit Committee Charter on October 25, 2002, a copy of which is attached hereto as Appendix A.

The Compensation and Employee Ownership Committee (previously named the Compensation Committee) fixes the compensation level of officers; proposes the adoption, amendment and termination of compensation plans; grants rights, participation and interests in compensation plans; and otherwise reviews and approves such other compensation matters as the Board or the chief executive officer of the Company may delegate. The Compensation and Employee Ownership Committee is composed of three non-employee directors: Messrs. Kim, Kvamme and Spedden. It met two times during such fiscal year and did not take any actions by unanimous written consent.

The Director Affairs and Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Board and makes recommendations on such other affairs regarding membership on the Board. No procedure has been established for the consideration of nominees recommended by shareholders. The Director Affairs and Nominating Committee is composed of two non-employee directors: Messrs. Kim and Spedden. It met one time during such fiscal year and did not take any actions by unanimous written consent.

During the fiscal year ended September 30, 2002, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

Independent Auditors

Ernst & Young LLP has audited the Company’s financial statements since the fiscal year ended September 30, 1994. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Audit Committee is currently in the process of negotiating the terms of an engagement with Ernst & Young LLP to serve as the Company’s independent auditors for the fiscal year ending September 30, 2003. If the

Audit Committee and Ernst & Young LLP are unable to mutually agree to the terms of such engagement, the Audit Committee would select another independent accounting firm of similar national reputation to serve as the Company’s independent auditors for the fiscal year ending September 30, 2003.

Audit Fees.    Audit services of Ernst & Young LLP during the fiscal year ended September 30, 2002 included the examination of our consolidated financial statements and services related to filings with the Securities and Exchange Commission (“SEC”) and other regulatory bodies. Fees for the 2002 annual audit and for the review of the interim financial statements were $251,000.

Financial Information Systems Design and Implementation Fees.    No Fees were billed by Ernst & Young LLP for the fiscal year ended September 30, 2002 for financial information systems design and implementation.

All Other Fees.    All other fees were $291,954, including audit related services of $271,000 and non-audit services of $20,954. Audit related services include fees for assistance with registration statement filings with the SEC. Non-audit services are comprised of services related to the establishment of foreign operations in China.

The Audit Committee has determined that the rendering of non-audit services by Ernst & Young LLP is compatible with maintaining the auditor’s independence.

Report of the Audit Committee of the Board of Directors1

The Audit Committee of the Board in fiscal 2002 consisted of Messrs. Beck and Kvamme and Dr. Thompson. Under Rule 4200(a)(14) of the NASD listing standards, all members are independent. The Board revised its written Audit Committee Charter on October 25, 2002, a copy of which is attached hereto as Appendix A.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures received as required by the Independence Standards Board Standards No. 1 and matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees) and considered the compatibility of non-audit services with the auditors’ independence.

On September 10, 2002, the Audit Committee met with representatives of management, the Company’s outside legal counsel and the Company’s independent auditors to discuss the provisions of the recently enacted Sarbanes-Oxley Act of 2002. During that meeting, the Audit Committee furthered its understanding of the provisions of the Sarbanes-Oxley Act of 2002. The Audit Committee also reviewed processes that already are in place as well as those that will be implemented to comply with the requirements of the Sarbanes-Oxley Act of 2002 as they become effective.

1 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held six meetings during fiscal 2002.

Audit services of Ernst & Young LLP during the 2002 fiscal year included the examination of our consolidated financial statements and services related to filings with the Securities and Exchange Commission (“SEC”) and other regulatory bodies. Fees for the 2002 annual audit and for the review of the interim financial statement were $251,000. All other fees were $291,954, including audit related services of $271,000 and non-audit services of $20,954. Audit related services generally include fees for statutory audits, accounting consultations, and assistance with registration statement filings with the SEC. Non-audit services are comprised of consultation services related to foreign operations in China.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2002 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Richard P. Beck
E. Floyd Kvamme
Malcolm J. Thompson

PROPOSAL 2

APPROVAL OF 1995 STOCK OPTION PLAN, AS AMENDED

In March 1995, the Board adopted, and the shareholders subsequently approved, the Company’s 1995 Stock Option Plan (the “Option Plan”). As a result of a series of amendments, as of September 30, 2002, there were 2,590,943 shares of the Company’s Common Stock reserved for issuance under the Option Plan. At September 30, 2002, options (net of cancelled or expired options) covering an aggregate of 2,342,865 shares had been granted under the Option Plan and only 248,078 shares (plus any shares that might in the future be returned to the Option Plan as a result of cancellations or expiration of options) remained available for future grant under the Option Plan.

On October 25, 2002, the Board approved an amendment to the Option Plan, subject to shareholder approval, to among other things, increase the number of shares authorized for issuance under the Option Plan by 400,000 shares from 2,590,943 shares to 2,990,943 shares. This amendment is intended to afford the Company greater flexibility in granting employees with stock options and to ensure that the Company can continue to grant such stock options at levels determined appropriate by the Board.

During the last fiscal year, options were granted under the Option Plan covering shares in the amounts as follows: all current executive officers as a group totaled 165,000 shares, all directors who are not executive officers as a group totaled 50,000 shares, and all employees (excluding executive officers) as a group totaled 80,000 shares.

In January 2001, the Board adopted the Photon Dynamics, Inc. 2001 Equity Incentive Plan (the “2001 PDI Plan”). The 2001 PDI Plan provides for the grant of nonqualified stock options, restricted stock bonus awards and rights to acquire restricted stock. As of September 30, 2002, there were 650,000 shares of the Company’s Common Stock reserved for issuance under the 2001 PDI Plan. At September 30, 2002, stock options (net of cancelled or expired options) covering an aggregate of 560,787 shares had been granted under the 2001 PDI Plan and only 89,213 shares remained available for future grant under the 2001 PDI Plan (although shares subject to now-outstanding stock options might in the future return to the 2001 PDI Plan as a result of the cancellation or expiration of one or more stock options). At September 30, 2002, an aggregate of 337,291 shares were available for grant under the Option Plan and 2001 PDI Plan.

Shareholders are requested in this Proposal 2 to approve the Option Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the meeting will be required to approve the Option Plan, as amended. For purposes of this vote abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

THE BOARD RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

The material features of the Option Plan, as amended, are outlined below:

General

The Option Plan provides for the grant of both incentive and nonqualified stock options to employees, officers, directors, independent contractors, and consultants of the Company and its affiliates.

Incentive stock options granted under the Option Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonqualified stock options granted under the Option Plan are intended not to qualify as incentive stock options under the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of incentive and nonqualified stock options.

Purpose

The Option Plan was adopted to give the employees, officers, directors, independent contractors, and consultants to the Company and its affiliates incentive, through ownership of the Company’s Common Stock, to continue in their service to the Company and to help the Company compete effectively with other enterprises for the services of qualified individuals.

Administration

The Board, or a committee (the “Committee”) composed solely of two or more outside directors, is authorized to administer the Option Plan. If administration is delegated to a Committee, such Committee will have, in connection with the administration of the Option Plan, the powers possessed by the Board. As used herein with respect to the Option Plan, the “Board” refers to the Committee as well as the Board itself.

The Board has the power to construe and interpret the Option Plan and, subject to the provisions of the Option Plan, to determine the persons to whom and the dates on which options will be granted, what type of option will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration, in addition to cash, that may be used to pay the purchase price upon exercise of the option, and other terms of the option.

Shares Subject to the Option Plan

Pursuant to the October 25, 2002 amendment, the Common Stock that may be issued pursuant to awards under the Option Plan shall not exceed in the aggregate two million nine hundred ninety thousand nine hundred forty-three (2,990,943) shares of the Company’s Common Stock. If any option is surrendered (except surrender for shares of Common Stock) or for any other reason ceases to be exercisable, in whole or in part, without having been exercised in full, the stock not issued under such option will revert to and again become available for issuance under the Option Plan.

Eligibility

Incentive stock options may be granted only to employees (including officers and directors who are employees). Nonqualified stock options may be granted to employees, directors, officers, independent contractors, and consultants. All of the Company’s executive officers, employees, consultants and directors of the Company are eligible to receive grants under the Option Plan. As of September 30, 2002, the Company and its subsidiaries had approximately 336 executive officers and employees.

No person is eligible for the grant of an incentive stock option if, at the time of grant, such person owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (a “10% Shareholder”) unless the exercise price of such option is at least one hundred ten percent (110%) of the fair market value of such Common Stock subject to the option at the date of grant and the option is not exercisable after the expiration of five (5) years from the date of grant. The aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time during any calendar year (under all such plans of the Company and its affiliates) may not exceed one hundred thousand dollars ($100,000). In addition, no person shall be eligible to be granted options covering more than two hundred fifty thousand (250,000) shares of the Company’s Common Stock in any calendar year.

Terms of Discretionary Options

Term.    No discretionary option is exercisable after the expiration of ten (10) years from the date it was granted.

Exercise Price.    The exercise price of each discretionary option will not be less than one hundred percent (100%) of the fair market value of the Common Stock on the date of grant.

Consideration.    The purchase price of stock acquired pursuant to a discretionary option is paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Committee, (i) by delivery of already owned Common Stock of the Company or by withholding Common Stock otherwise deliverable upon exercise of the discretionary option, (ii) by delivery on a form prescribed by the Committee of an irrevocable direction to a securities broker approved by the Committee to sell shares of stock and deliver all or a portion of the proceeds to the Company in payment for the stock, (iii) by delivery of the optionee’s promissory note with such provisions as the Committee determines appropriate, or (iv) any combination of the foregoing (including cash). If the exercise price of an option is paid by withholding Common Stock otherwise deliverable upon exercise of the option, the Committee may issue the optionee an additional option to purchase a number of shares of Common Stock equal to the number of shares withheld. This additional option shall have the same terms as the option that was exercised except that its exercise price shall be the fair market value of the Common Stock on the date of grant of the additional option.

The Committee may, in its sole discretion, authorize the surrender of all or part of an unexercised option (excluding non-discretionary options described below) and authorize a payment thereof of an amount equal to the difference between the aggregate fair market value of the Common Stock subject to such option and the aggregate option price of such Common Stock. Such payment may be made in cash, shares of Common Stock (using the fair market value on the date of surrender), or some combination thereof.

Transferability.    An incentive stock option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the incentive stock option is granted only by such person. A discretionary nonqualified stock option shall be transferable to the extent permitted by the option agreement covering the option.

Terms of Non-Discretionary Options

General.    Each person who is elected for the first time to be a non-employee director, and who is not an affiliate of a five percent (5%) shareholder (a “Non-Employee Director”), shall automatically, upon the date of his or her initial election to be a Non-Employee Director, be granted a nonqualified stock option to purchase 20,000 shares of Common Stock (an “Initial Grant”). On the date of each annual meeting of the Company’s shareholders, each Non-Employee Director who continues as such after such annual meeting shall be granted a nonqualified stock option to purchase an additional 7,500 shares of Common Stock, provided such Non-Employee Director has provided services to the Company for at least one year (a “Subsequent Grant”). Non-Employee Directors, of which there are currently six (6), are only eligible under the Option Plan to receive an Initial Grant and then Subsequent Grants.

Term.    No non-discretionary option is exercisable after the expiration of ten (10) years from the date it was granted.

Exercise Price.    The exercise price of each non-discretionary option shall be one hundred percent (100%) of the fair market value of the Common Stock on the date of grant.

Consideration.    The purchase price of stock acquired pursuant to a non-discretionary option is paid either: (i) in cash at the time the non-discretionary option is exercised, (ii) by delivery of already owned Common Stock of the Company or by withholding Common Stock otherwise deliverable upon exercise of the non-discretionary option, (iii) by delivery on a form prescribed by the Committee of an irrevocable direction to a securities broker approved by the Committee to sell shares of stock and deliver all or a portion of the proceeds to the Company in payment for the stock, or (vi) any combination of the foregoing (including cash).

Transferability.    Non-discretionary stock options granted to Non-Employee Directors shall be transferable to the extent permitted by the option agreement covering the option subject to any restrictions on transfer that may be imposed by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”).

Vesting.    Each Initial Grant shall vest and become exercisable in equal yearly installments over a period of four years from the date of grant. Each Subsequent Grant shall vest and become exercisable in equal monthly installments over a period of one year from the date of grant.

Effect of Certain Corporate Events

In the case of certain corporate events, such as an acquisition, significant change in the composition of the Board or a reverse merger of the corporation, any such outstanding options under the Plan may become fully vested and remain exercisable for the remaining term of such options. In the case of a merger in which the Company is not the surviving entity or upon a disposition of assets, liquidation or dissolution, any such outstanding options under the Plan may become fully vested and terminate as of the effective date of the merger, disposition of assets, liquidation or dissolution described therein.

Amendment of Plan and Grants

The Board at any time, and from time to time, may amend the Option Plan. However, no amendment will be effective without the consent of shareholders then sufficient to approve the Option Plan in the first instance where the amendment will increase the maximum number of shares that may be made subject to stock options issued under the Option Plan or change the designation or class of persons eligible to receive incentive stock options under the Option Plan.

Termination of Plan

The Board may suspend or terminate the Option Plan at any time or from time to time. Unless sooner terminated by the Board, the Option Plan will terminate on September 27, 2005.

Federal Income Tax Information

Incentive Stock Options.    Options granted under the Option Plan which are designated as incentive stock options are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under Section 422 of the Code.

There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee’s alternative minimum tax liability, if any.

If an optionee holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (b) the optionee’s actual gain, if any, on the purchase and sale. The optionee’s additional gain, or loss, upon a disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on how long the optionee holds the stock. Capital gains are generally subject to lower tax rates than ordinary income.

To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonqualified Stock Options.    Options granted under the Option Plan which are not designated as incentive stock options are “nonqualified stock options” and generally have the following federal income tax consequences:

There are no tax consequences to the optionee or the Company by reason of the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock’s fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term depending on how long the optionee holds the stock.

Potential Limitation on Company Deductions.    Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards granted under the Option Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of this deduction limitation. In accordance with Treasury regulations issued under Section 162(m) of the Code, compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of “outside directors” and either: (i) the stock option plan contains a per-employee limitation on the number of shares for which stock options may be granted during a specified period, the per-employee limitation is approved by the shareholders and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain and the option is approved by shareholders. Stock options granted under the Plan are intended to qualify for the exemption for performance-based compensation.

PROPOSAL 3

APPROVAL OF THE 1995 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

In September 1995, the Board adopted, and the shareholders subsequently approved, the 1995 Employee Stock Purchase Plan (the “Purchase Plan”). As a result of a series of amendments, as of September 30, 2002, there were 1,000,000 shares of the Company’s Common Stock reserved for issuance under the Purchase Plan. The Purchase Plan is intended to qualify as an “Employee Stock Purchase Plan” under Section 423(b) of the Code. At September 30, 2002, an aggregate of 471,746 shares had been issued under the Purchase Plan and only 528,254 shares remained available for the grant of future rights under the Purchase Plan.

On October 25, 2002, the Board approved an amendment to the Purchase Plan to increase the number of shares authorized for issuance under the Purchase Plan by 250,000 shares from 1,000,000 shares to 1,250,000 shares. This amendment is intended to afford the Company greater flexibility in providing employees with stock incentives and to ensure that the Company can continue to provide such incentives at levels determined appropriate by the Board.

During the last fiscal year, shares were purchased under the Purchase Plan at the weighted average price of $23.64 per share in the following amounts: all current executive officers as a group totaled 4,134 shares, and all employees (excluding executive officers) as a group totaled 43,953 shares.

Shareholders are requested in this Proposal 3 to approve the Purchase Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the meeting will be required to approve the Purchase Plan, as amended. For purposes of this vote abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

THE BOARD RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

The material features of the Purchase Plan, as amended, are outlined below:

Purpose

The Purchase Plan was adopted to provide a means by which employees of the Company (and any subsidiary of the Company designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. The Purchase Plan is intended to qualify as an “Employee Stock Purchase Plan” as that term is defined in Section 423(b) of the Internal Revenue Code.

Administration

The Purchase Plan may be administered by the Board or by a committee of the Board (the “Purchase Plan Committee”). The Board has delegated the administration of the Purchase Plan to the Purchase Plan Committee. The Purchase Plan Committee has, in connection with the administration of the Purchase Plan, the powers possessed by the Board. As used herein with respect to the Purchase Plan, the “Board” refers to such Purchase Plan Committee as well as to the Board itself.

The Board has the power to construe, interpret and apply the terms of the Purchase Plan, to determine eligibility and to adjudicate all disputed claims filed under the plan in such a manner as shall comply with Rule 16b-3, as amended.

Purchase Periods

The Purchase Plan is implemented by a series of overlapping or consecutive purchase periods (the “Purchase Period”). The maximum duration of any Purchase Period shall be twenty-seven (27) months. An accrual period is a period of approximately six (6) months, commencing on February 1 and August 1 of each year and terminating the following July 31 or January 31, respectively (an “Accrual Period”).

An employee who participates in the Purchase Plan is granted a separate option to purchase shares of Common Stock for each Purchase Period in which he or she participates. The option is granted on the first day of the Purchase Period and is automatically exercised in successive installments on the last day of each Accrual Period ending within the Purchase Period (the “Exercise Date”). An employee may participate in only one Purchase Period at a time. In the event that the fair market value of the Company’s Common Stock is less than the fair market value of the Company’s Common Stock on the first day of the first Accrual Period within the Purchase Period, the Purchase Period shall be terminated and the employee shall be enrolled automatically in the new Purchase Period that has its first Accrual Period commencing on that date, provided the employee is eligible to participate in the Purchase Plan on that date and has not elected to terminate participation in the Purchase Plan.

Shares Subject to the Plan

Pursuant to the October 25, 2002 amendment, the Common Stock that may be sold pursuant to awards under the Purchase Plan shall not exceed in the aggregate one million two hundred fifty thousand (1,250,000) shares of the Company’s Common Stock.

Eligibility

Rights to purchase stock may be granted under the Purchase Plan only to employees who are employed by the Company and whose customary employment is more than twenty (20) hours per week and more than five (5) months per calendar year.

An eligible employee may be granted rights under the Purchase Plan only if such rights, together with any other rights granted under all such employee stock purchase plans of the Company or any affiliate do not permit such employee’s rights to purchase stock of the Company or any subsidiary to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time. No rights may be granted under the Purchase Plan to any person who, immediately following such grant, would own stock or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company.

Terms of Rights

Rights; Purchase Price.    On the first day of each Purchase Period, each eligible employee participating in such Purchase Period shall be granted the right to purchase up to the number of shares of Common Stock purchasable with a percentage not exceeding 10% of such employee’s compensation during each Accrual Period in the Purchase Period. The maximum number of shares which may be purchased by any employee in any Accrual Period shall be 5,000 shares. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Purchase Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase.

The purchase price per share of Common Stock acquired pursuant to rights granted under the Purchase Plan will not be less than the lesser of (i) 85% of the fair market value of a share of Common Stock on the first day of the Purchase Period or (ii) 85% of the fair market value of a share of Common Stock on the Exercise Date.

Transferability.    Rights granted under the Purchase Plan are nontransferable except by will or the laws of descent and distribution and may be exercised only by the person to whom such rights are granted while that person is still alive.

Exercise.    On each Exercise Date, a participant’s accumulated payroll deductions (without any increase for interest) will be applied to the purchase of whole shares of Common Stock, up to the maximum number of shares permitted pursuant to the terms of the Purchase Plan. No fractional shares will be issued upon the exercise of rights granted under the Purchase Plan. Any accumulated payroll earnings remaining in a participant’s account after the purchase of the number of whole shares purchasable in an amount less than is required to purchase one whole share on the final Exercise Date will be held in the participant’s account for the purchase of shares on the next Exercise Date under the Purchase Plan, unless the participant withdraws from the Purchase Period or is no longer eligible to be granted rights under the Purchase Plan, in which case such amount shall be distributed to the participant after the final Exercise Date, without interest.

Participation; Withdrawal; Termination.    An eligible employee may become a participant in a Purchase Period by delivering a subscription agreement to the Company authorizing payroll deductions of up to 10% of such employee’s earnings during the Purchase Period to the Company’s payroll office at least fifteen (15) business days prior to the Enrollment Date or as specified by the Board for such Purchase Period. Payroll deductions made for a participant shall be credited to an account for such participant under the Purchase Plan. A participant may (a) reduce payroll deductions during the Purchase Period, or (b) increase payroll deductions for a future Purchase Period by filing a new subscription agreement with the Company.

A participant may withdraw all but not less than all the payroll deductions credited to his/her account and not yet used to exercise his/her option under the Purchase Plan at any time by giving written notice to the Company. All of the participant’s payroll deductions credited to his/her account will be paid to such participant promptly after receipt of notice of withdrawal, such participant’s option for the Purchase Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Purchase Period. If a participant withdraws from a Purchase Period, payroll deductions will not resume at the beginning of the succeeding Purchase Period unless the participant delivers to the Company a new subscription agreement.

Upon a participant’s ceasing to be an employee for any reason or upon termination of a participant’s employment relationship, the payroll deductions credited to such participant’s account during the Purchase Period but not yet used to exercise the option will be returned to such participant or, in the case of his/her death, to the person or persons entitled thereto, and such participant’s option will be automatically terminated.

Duration, Amendment and Termination

The Board may suspend or terminate the Purchase Plan at any time, provided that except as described under “Effect of Certain Corporate Events,” no such amendment or termination can adversely affect options previously granted, except that a Purchase Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. To the extent necessary to comply with Rule 16b-3 or Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

Notwithstanding the foregoing, without shareholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board shall be entitled to change the Purchase Periods, limit the frequency and/or number of changes in the amount withheld during Purchase Periods, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s earnings, and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the Purchase Plan.

Effect of Certain Corporate Events

If there is any change in the stock subject to the Purchase Plan or subject to any options granted under the Purchase Plan (through stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company (not including conversions of convertible securities)), the Purchase Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan and the class, number of shares and price per share of stock subject to such outstanding options.

In the event of a proposed sale of all or substantially all of the assets of the Company, the merger of the Company with or into another corporation, in which the Company will not be the surviving corporation (other than a reorganization effectuated primarily to change the state in which the Company is incorporated), or a reverse merger in which the Company is the surviving corporation but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the person or persons holding those securities immediately prior to the transfer, then any successor corporation or parent or subsidiary of such successor corporation shall assume outstanding rights under the Purchase Plan or substitute equivalent rights for those outstanding under the Purchase Plan, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Purchase Period then in progress by setting a new Exercise Date.

Federal Income Tax Information

Participation in the Purchase Plan is intended to qualify for the favorable federal tax treatment accorded “employee stock purchase plans” under Section 423 of the Code. Under these provisions, a participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the shares acquired and the method of taxation will depend upon the holding period of the purchased shares.

If the stock is disposed of more than two years after the beginning of the Purchase Period and more than one year after the stock is transferred to the participant, the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering (the date of grant) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, the excess of the fair market value of the stock on the Exercise Date over the exercise price will be treated as ordinary income at the time of such disposition. Even if the stock is later disposed of for less than its fair market value on the Exercise Date, this amount is attributed to the participant as ordinary income, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such Exercise Date.

Any capital gain or loss recognized by a participant upon the disposition of stock acquired under the Purchase Plan will be long-term or short-term, depending on how long the stock is held.

There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent such amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness, the provisions of 162(m) of the Code and the satisfaction of a tax reporting obligation).

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of the end of fiscal year.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted-average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column(a))(c)
Equity compensation plans approved by security holders	1,662,522	$22.86	776,332	(1)
Equity compensation plans not approved by security holders	564,301	$24.21	89,213
Total	2,226,823	$23.11	865,545	(1)

(1)	Of these shares, 528,254 shares remain available for the grant of future rights under the 1995 Employee Stock Purchase Plan.

The following equity compensation plans of the Company that were in effect as of September 30, 2002 were adopted without the approval of the Company’s security holders:

•	2001 Equity Incentive Plan

•	CR Technology, Inc. 1983 Stock Option Plan

•	CR Technology, Inc. 1991 Stock Option Plan

•	Image Processing Systems Inc. Share Incentive Plan

The material features of our equity compensation plans adopted without the approval of the our security holders are described below:

2001 Equity Incentive Plan

In January 2001, the Board adopted the 2001 Equity Incentive Plan, or the 2001 PDI Plan. The 2001 PDI Plan provides for the grant of nonqualified stock options, restricted stock bonus awards and rights to acquire restricted stock. As of September 30, 2002, there were 650,000 shares of the Company’s Common Stock reserved for issuance under the 2001 PDI Plan. At September 30, 2002, stock options (net of cancelled or expired options) covering an aggregate of 560,787 shares had been granted under the 2001 PDI Plan and 89,213 shares remained available for future grant under the 2001 PDI Plan (although shares subject to now-outstanding stock options might in the future return to the 2001 PDI Plan as a result of the cancellation or expiration of one or more stock options).

Eligibility for Participation.    Employees, directors, officers, independent contractors, and consultants are eligible to receive awards under the 2001 PDI Plan.

Terms of Options.    Nonstatutory stock options are available for grant under the 2001 PDI Plan. The exercise price of options granted under the 2001 PDI Plan may not be less than the fair market value of the Company’s common stock on the date of grant. Payment of the exercise price may be made in cash or by check at the time the option is exercised, or at the discretion of the Board, (A) by delivery of other Common Stock of the Company, (B) pursuant to a deferred payment or other similar arrangement or (C) in any other form of legal consideration acceptable to the Board. The term of a stock option under the 2001 PDI Plan may not exceed ten years.

Options granted under the 2001 Plan are generally made subject to vesting over time. Options may also be made exercisable under conditions the Board may establish, such as, if the optionee remains employed until a specified date, or if specified performance goals have been met. If an optionee’s employment terminates for any reason, the option remains exercisable for a period of time following termination.

Terms of Restricted Stock Bonus Awards.    A restricted stock bonus award may be awarded in consideration for past services actually rendered to the Company. Shares of the Company’s Common Stock awarded under the 2001 PDI Plan may, but need not, be subject to repurchase by the Company in accordance with a vesting schedule determined by the Board.

Terms of Restricted Stock Purchase Awards.    The purchase price of a stock purchase award granted under the 2001 PDI Plan is set by the Board. Payment of the purchase price may be made in cash at the time of purchase, or at the discretion of the Board, (A) pursuant to a deferred payment or other similar arrangement or (B) in any other form of legal consideration acceptable to the Board. Shares of the Company’s Common Stock awarded under the 2001 PDI Plan may, but need not, be subject to repurchase by the Company in accordance with a vesting schedule determined by the Board.

Effect of Certain Corporate Events.    The 2001 PDI Plan requires that, in the event of specified types of mergers or other corporate reorganizations affecting the Company, any surviving corporation must either assume any stock awards outstanding under the 2001 PDI Plan or substitute similar stock awards for those outstanding under this plan, or else the outstanding stock awards will continue in full force and effect. In the event that any surviving corporation declines to assume or continue the stock awards outstanding under the 2001 PDI Plan, or to substitute similar stock awards, then, with respect to stock awards held by persons then performing services as employees or as consultants for the Company, the vesting and the time during which these stock awards may be exercised will be accelerated in full.

CR Technology, Inc. 1983 Stock Option Plan

The Company assumed the CR Technology, Inc. 1983 Stock Option Plan, or the CRT 1983 Plan, in connection with the Company’s acquisition of CR Technology in November 1999. Options are no longer granted under the CRT 1983 Plan and any outstanding options that were granted under the CRT 1983 Plan are exercisable into shares of the Company’s Common Stock. The CRT 1983 Plan has not been approved by the Company’s shareholders. As of September 30, 2002, there were outstanding options to purchase 1,203 shares of the Company’s Common Stock under the CRT 1983 Plan, with a weighted average exercise price of $0.17. All of these outstanding options were granted prior to the Company’s acquisition of CR Technology. Previously granted but unexercised options are subject to adjustment for any future stock dividends, splits, combinations, or other changes in capitalization as described in the CRT 1983 Plan.

Terms of Options.    Under the CRT 1983 Plan, the exercise price of options may not be less than the fair market value of the stock into which the option is exercisable at the time of grant, in the case of incentive stock options, and may not be less than 85% of the fair market value of the stock into which the option is exercisable at the time of grant, in the case of nonqualified stock options. At the time the outstanding options under the CRT 1983 Plan were granted, the options were exercisable for shares of common stock of CR Technology. Following the Company’s acquisition of CR Technology, these options became exercisable for shares of the Company’s Common Stock. The number of shares these options are exercisable for and the exercise prices were adjusted in accordance with the Agreement and Plan of Merger and Reorganization under which the Company acquired CR Technology. Payment of the exercise price may be made in cash at the time the option is exercised, or at the discretion of the Board, (A) by delivery of other Common Stock of the Company or (B) pursuant to a deferred payment arrangement. Outstanding options granted under the CRT 1983 Plan were generally made subject to vesting over time.

Effect of Certain Corporate Events.    The CRT 1983 Plan requires that, in the event of specified types of mergers or other corporate reorganizations affecting the Company, unless any surviving corporation either assumes stock awards outstanding under the CRT 1983 Plan or substitutes similar stock awards for those outstanding under this plan, the outstanding stock awards will be accelerated so that they are fully vested.

CR Technology, Inc. 1991 Stock Option Plan

The Company assumed the CR Technology, Inc. 1991 Stock Option Plan, or the CRT 1991 Plan, in connection with the Company’s acquisition of CR Technology in November 1999. Options are no longer granted under the CRT 1991 Plan and any outstanding options that were granted under the CRT 1991 Plan are exercisable into shares of the Company’s Common Stock. The CRT 1991 Plan has not been approved by the Company’s shareholders. As of September 30, 2002, there were outstanding options to purchase 25,097 shares of the Company’s Common Stock under the CRT 1991 Plan, with a weighted average exercise price of $33.14. All of these outstanding options were granted prior to the Company’s acquisition of CR Technology. Previously granted but unexercised options are subject to adjustment for any future stock dividends, splits, combinations, or other changes in capitalization as described in the CRT 1991 Plan.

Terms of Options.    Under the CRT 1991 Plan, the exercise price of options may not be less than the fair market value of the stock into which the option is exercisable at the time of grant, in the case of incentive stock options, and may not be less than 85% of the fair market value of the stock into which the option is exercisable at the time of grant, in the case of nonqualified stock options. At the time the outstanding options under the CRT 1991 Plan were granted, the options were exercisable for shares of common stock of CR Technology. Following the Company’s acquisition of CR Technology, these options became exercisable for shares of the Company’s Common Stock. The number of shares these options are exercisable for and the exercise prices were adjusted in accordance with the Agreement and Plan of Merger and Reorganization under which the Company acquired CR Technology. Payment of the exercise price may be made in cash at the time the option is exercised or by delivery of other Common Stock of the Company, or, at the discretion of the Board, pursuant to a deferred payment arrangement. Outstanding options granted under the CRT 1991 Plan were generally made subject to vesting over time.

Effect of Certain Corporate Events.    The CRT 1991 Plan requires that, in the event of specified types of mergers or other corporate reorganizations affecting the Company, unless any surviving corporation either assumes stock awards outstanding under the CRT 1991 Plan or substitutes similar stock awards for those outstanding under this plan, the outstanding stock awards will be accelerated so that they are fully vested.

Image Processing Systems Inc. Share Incentive Plan

The Company assumed the Image Processing Systems Inc. Share Incentive Plan, or the IPS Plan, in connection with the Company’s acquisition of Image Processing Systems Inc. in December 2000. Awards are no longer granted under the IPS Plan and any outstanding options that were granted under the IPS Plan are exercisable into shares of the Company’s Common Stock. The IPS Plan has not been approved by the Company’s shareholders. As of September 30, 2002, there were outstanding options to purchase 35,895 shares of the Company’s Common Stock, with a weighted average exercise price of $14.72, under the IPS Plan. All of these outstanding options were granted prior to the Company’s acquisition of Image Processing Systems. Previously granted but unexercised options are subject to adjustment for any future stock dividends, splits, combinations, or other changes in capitalization as described in the IPS Plan and the Acquisition Agreement for Plan of Arrangement under which the Company acquired Image Processing Systems.

Terms of Options.    Under the IPS Plan, the exercise price of options may not be less than the fair market value of the stock into which the option is exercisable at the time of grant. At the time the outstanding options under the IPS Plan were granted, the options were exercisable for common shares of Image Processing Systems. Following the Company’s acquisition of Image Processing Systems, these options became exercisable for shares of the Company’s Common Stock. The number of shares these options are exercisable for and the exercise prices were adjusted in accordance with the Acquisition Agreement for Plan of Arrangement under which the Company acquired Image Processing Systems. Payment of the exercise price may be made in cash or by certified check at the time the option is exercised. Outstanding options granted under the IPS Plan were generally made subject to vesting over time.

Effect of Certain Corporate Events.    The IPS Plan requires that, in the event of a merger or other corporate reorganization affecting the Company, the holder of an option will, upon exercise of the option, be entitled to receive the securities, cash or property the optionee would have been entitled to receive if the optionee had exercised the option immediately prior such merger or reorganization. In the event of a take-over bid, the Board may, by resolution, permit all outstanding options to become immediately exercisable.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of September 30, 2002 by: (i) each nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Entities affiliated with RS Investment Management Co., LLC(2) 388 Market Street #200 San Francisco, CA 94111	2,216,150	13.3%

Entities affiliated with Capital Group International, Inc.(3) 11100 Santa Monica Blvd., Suite 1500 Los Angeles, CA 90025	1,767,720	10.6%

Vincent F. Sollitto(4)	275,081	1.6%
Bruce P. Delmore(4)	86,583	*
Bernard T. Clark(4)	64,066	*
Richard L. Dissly(4)	60,127	*
E. Floyd Kvamme(4)(5)	43,657	*
Jon R. Hopper(4)	15,059	*
Richard P. Beck(4)	14,583	*
Steve Song(4)	12,406	*
Malcolm J. Thompson(4)	12,083	*
Michael J. Kim(4)	12,083	*
Elwood H. Spedden	—	*
Nicholas E. Brathwaite	—	*
All executive officers and directors as a group (13 persons)(4)	672,872	3.9%

*	Less than one percent.
(1)
This table is based upon information supplied by financial service companies, officers, directors, principal shareholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 16,717,121 shares of the Company’s Common Stock outstanding on September 30, 2002.

(2)
Information is as provided by RS Investment Management Co. LLC as of September 30, 2002. The shares are owned by accounts managed by RS Investment Management, L.P., RS Investment Management, Inc., and RS Growth Group LLC (all registered investment advisers). RS Emerging Growth Fund, a registered investment company, held 1,190,300 shares as of September 30, 2002. RS Investment Management Co. LLC is the General Partner of RS Investment Management, L.P., the controlling shareholder of RS Investment Management, Inc., and the managing member of RS Growth Group LLC. RS Investment Management Co. LLC, RS Investment Management, L.P., RS Investment Management, Inc., and RS Growth Group LLC disclaim beneficial ownership of the shares except to the extent of their pecuniary interest in those shares.

(3)
Based upon a Schedule 13G filed with the SEC on October 10, 2002. Capital Guardian Trust Company, a registered bank and investment adviser, held 1,651,220 shares. The remaining shares were held by Capital International Research and Management, Inc. d/b/a Capital International, Inc., a registered investment advisor and a subsidiary of Capital Group International, Inc. (“CGI”). CGI holds investment power and, in some cases, voting power over the shares.

(4)
Includes shares which certain executive officers and directors of the Company have the right to acquire within 60 days after the date of this table pursuant to outstanding options and warrants, as follows: Vincent F. Sollitto, 224,438 shares; Bruce P. Delmore, 83,099 shares; Bernard Clark, 62,598 shares; Richard Dissly, 44,894 shares; E. Floyd Kvamme, 12,083 shares; Jon Hopper, 12,199 shares; Richard P. Beck, 14,583 shares; Steve Song, 12,023 shares; Malcolm J. Thompson, 12,083 shares; Michael J. Kim, 12,083 shares; and all executive officers and directors as a group (including Mr. Song), 562,129 shares.

(5)
Includes 8,104 shares held by Kleiner Perkins Caufield & Byers, a venture capital firm of which Mr. Kvamme is a general partner. As a general partner, Mr. Kvamme may be deemed to share voting and investment power as to all of these shares, and therefore may be deemed to be a beneficial owner of such shares. Mr. Kvamme disclaims beneficial ownership as to all of such shares except to the extent of his direct pecuniary interest in such shares.

EXECUTIVE COMPENSATION

Compensation of Directors

Each non-employee director of the Company is entitled to receive a per meeting fee of $2,000 plus $500 for each committee meeting attended by the committee member. No director elected to forego cash compensation for service as a non-employee director of the Company during the last fiscal year. The members of the Board are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy. In the fiscal year ended September 30, 2002, the total compensation paid to non-employee directors was $109,500.

Each non-employee director of the Company is entitled to receive an option to purchase 20,000 shares of the Company’s Common Stock upon the initial election to the Company’s Board under the Option Plan. Immediately following each annual meeting of the Company’s shareholders, each non-employee director of the Company is automatically granted an option to purchase an additional 7,500 shares of the Company’s Common Stock under the Option Plan, provided such non-employee director has provided services to the Company for at least one year. Under the terms of the Option Plan in effect during the last fiscal year, however, each non-employee director was automatically granted an option to purchase an additional 2,500 shares of the Company’s Common Stock following the annual meeting of the Company’s shareholders. As of October 25, 2002, the automatic annual option grant to each non-employee director of the Company was increased from 2,500 shares to 7,500 shares. These option grants are non-discretionary and are automatically granted under the Option Plan without further action by the Company, the Board or the shareholders of the Company. During the last fiscal year, the Company granted options covering an aggregate of 50,000 shares in the individual amounts of 20,000 shares to each of Messrs. Spedden and Brathwaite at an exercise price of $47.16 per share, and 2,500 shares to each of Barry L. Cox, Dr. Thompson and Messrs. Beck, Kim and Kvamme at an exercise price of $36.59 per share. Upon Mr. Cox’s resignation from the Board in April 2002, the option granted to Mr. Cox during the last fiscal year was cancelled. Options granted during the last fiscal year had exercise prices equal to 100% of the fair market value on the date of grant (based on the closing sales price reported in the Nasdaq National Market for the date of grant). As of September 30, 2002, one option had been exercised by a non-employee director for an aggregate of 11,667 shares.

Compensation of Executive Officers

The following table shows for the fiscal years ended September 30, 2000, 2001 and 2002, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and its other four most highly compensated executive officers at September 30, 2002 (the “Named Executive Officers”):

   Summary Compensation Table

Name and Principal Position	Year	Annual Compensation				Other Annual Compensation ($)	Long Term Compensation
		Salary ($)		Bonus ($)			Securities Underlying Options (#)
Vincent F. Sollitto Chief Executive Officer and President	2002 2001 2000	297,730 273,179 272,117		— 226,200 165,000		— — —	75,000 50,000 40,000

Jon R. Hopper Senior Vice President, Sales	2002 2001 2000	199,992 89,710 —	(2)	113,942 —	(1)	— — —	10,000 70,000 —

Bernard T. Clark Vice President, President, FPD Division	2002 2001 2000	206,216 176,490 87,516	(3)	— 29,668 —		—	45,000 20,000 70,000

Bruce P. Delmore Vice President, President, Electronics Division	2002 2001 2000	200,054 185,447 170,604		— 57,630 10,000		— — —	5,000 15,000 —

Richard L. Dissly Chief Financial Officer	2002 2001 2000	198,494 182,616 183,288		— 62,715 56,750		— — —	5,000 15,000 20,000

Steve Song Vice President, Sales	2002 2001 2000	168,692 156,013 155,409		123,281 181,773 160,398	(1) (1) (1)	— — —	10,000 12,500 17,500

(1)	Represents sales commissions paid.
(2)	Mr. Hopper became Senior Vice President of Sales in July 2001. His annualized salary for the fiscal year ended September 30, 2001 was approximately $200,400.
(3)
Mr. Clark became Vice President of Customer Support in March 2000 and became President of the Flat Panel Display Division in May 2001. His annualized salary for the fiscal year ended September 30, 2000 was approximately $175,032.

STOCK OPTION GRANTS AND EXERCISES

The Company grants options to its executive officers under the Option Plan and the 2001 PDI Plan (together, the “Plans”). As of November 30, 2002, options to purchase a total of 2,164,628 shares were outstanding under the Plans and options to purchase 337,291 shares remained available for grant thereunder.
The following tables show for the fiscal year ended September 30, 2002, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

Option Grants in Last Fiscal Year

Name	Individual Grants		Exercise or Base Price ($/SH)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)

	Number of Securities Underlying Options Granted (#)(1)	Percentage of Total Options Granted to Employees in Fiscal Year(2)			5% ($)	10%($)
Mr. Sollitto	25,000	3.76%	26.24	7/16/2012	412,555	1,045,495
Mr. Sollitto	50,000	7.52%	26.10	10/17/2011	820,707	2,079,834
Mr. Hopper	10,000	1.50%	26.24	7/16/2012	165,022	418,198
Mr. Clark	15,000	2.26%	26.24	7/16/2012	247,533	627,297
Mr. Clark	30,000	4.51%	26.10	10/17/2011	492,425	1,247,900
Mr. Delmore	5,000	0.75%	26.24	7/16/2012	82,511	209,099
Mr. Dissly	5,000	0.75%	26.24	7/16/2012	82,511	209,099
Mr. Song	10,000	1.50%	26.24	7/16/2012	165,022	418,198

(1)
Options generally vest over fifty month period. The options will fully vest upon a change of control, as defined in the Company’s option plans, unless the acquiring company assumes the options or substitutes similar options. Messrs. Sollitto and Dissly are parties to certain agreements that provide for accelerated vesting under certain circumstances. See “Employment, Severance and Change of Control Agreements.” For more information on the Option Plan and the 2001 PDI Plan, please refer to the descriptions of the materials terms of the Plans included under Proposals 2 and 3 above.

(2)	Based upon options to purchase 664,850 shares granted under the Plans during the fiscal year ended September 30, 2002.
(3)
The potential realizable value is calculated based on the term of the option at its time of grant, ten years, compounded annually. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at September 30, 2002 (#) Exercisable/Unexercisable	Value of Unexercised In-the Money Options at September 30, 2002 ($)(2) Exercisable/Unexercisable
Mr. Sollitto	21,000	767,615	215,839/110,001	2,238,992/125,177
Mr. Hopper	11,000	178,430	8,999/60,001	—
Mr. Clark	—	—	57,198/77,802	14,038/21,062
Mr. Delmore	3,000	82,920	78,499/33,501	613,936/135,474
Mr. Dissly	14,800	433,726	40,094/26,201	292,337/94,327
Mr. Song	10,506	358,731	9,223/27,453	31,369/59,785

(1)
Value realized is based on the fair market value of the Company’s Common Stock on the date of exercise minus the exercise price (or the actual sales price if the shares were sold by the optionee simultaneously with the exercise) without taking into account any taxes that may be payable in connection with the transaction.

(2)	Value is based on the fair market value of the Company’s Common Stock at September 30, 2002 ($18.63) with respect to in-the-money options minus the exercise price of the options.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

Messrs. Sollitto and Dissly are each a party to an agreement which provides for certain severance and other benefits in the event of a termination of such person’s employment with the Company following a change of control of the Company. In the event of a termination of such officer’s employment (other than a voluntary termination by the officer or a termination for cause) that occurs within up to fifteen (15) months after a change in control of the Company, the officer is entitled to between six (6) months and fifteen (15) months of severance payments and benefits depending upon the timing of such termination and the officer’s obtaining alternative employment following termination. The severance payments and benefits consist of a continuation of the officer’s base salary and non-discretionary bonuses, if any, during the applicable severance period and continuation of his medical, health and other insurance benefits. In addition, if his employment is to terminate as of the closing of the change of control, each officer’s options under the Option Plan will become fully vested and exercisable upon such change of control. If such officer’s employment is to continue following a change of control, vesting of his options is accelerated by two (2) years as of the closing of the change of control.

CERTAIN TRANSACTIONS

At November 30, 2002, the Company had a loan outstanding in the principal amount of $250,000 to Mr. Delmore who is an executive officer of the Company. Such loan was entered into in March 5, 2001 for the purpose of providing housing assistance to Mr. Delmore. Such loan is evidenced by a full recourse promissory note secured by shares of the Company’s Common Stock owned by Mr. Delmore. The annual interest rate on such loan is 7%. Since the beginning of the fiscal year ended September 30, 2000, the largest aggregate indebtedness of Mr. Delmore under this loan was $277,708, including principal and accrued interest.

On July 16, 2001, the Company cancelled outstanding loans in the aggregate principle amount of $567,000, owed by Jon Hopper, who was the former President of Intelligent Reasoning Systems, Inc. (“IRSI”) and is currently an executive officer of the Company. Each of such loans was entered into in January 28, 2000 and December 17, 2000 for the purpose of exercising options to purchase 1,775,000 shares of IRSI Common Stock. In connection with the acquisition of IRSI by the Company on July 16, 2001, the Company agreed to employ Mr. Hopper as an executive officer of the Company and cancel the outstanding loans. The annual interest rate on such loans was 9.5%.

The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under California law and the Company’s Bylaws.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 2002 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that Messrs. Clark, Delmore, Dissly, Hopper, Sollitto and Song each filed late one report covering the grant of stock options on July 17, 2002, Dr. Thompson and Messrs. Beck, Kim and Kvamme each filed late one report covering the grant of stock options on January 22, 2002, and Messrs. Brathwaite and Spedden each filed late one report covering the grant of stock options on April 15, 2002.

REPORT OF THE COMPENSATION AND EMPLOYEE OWNERSHIP COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION1

During fiscal 2002, the Compensation and Employee Ownership Committee of the Board (the “Compensation Committee”) consisted of Messrs. Kvamme, Kim and Spedden (who replaced Barry L. Cox in April 2002), none of whom is an officer or an employee of the Company. The Compensation Committee evaluates the performance of the Company’s President and Chief Executive Officer (“CEO”), reviews the performance of other executive officers and reviews and approves or recommends to the Board general compensation levels, policies and programs.

General Compensation Policy

Compensation Philosophy. The Compensation Committee believes that the Company’s overall compensation program should relate to creating shareholder value. Accordingly, the compensation program is designed to attract and retain talented executives and technical personnel, to reward achievement of the Company’s short-term and long-term performance goals, to link executive compensation to shareholder interests through equity-based plans, and to recognize and reward individual contributions to operating group and Company-wide performance objectives.

Components of Executive Compensation.    During fiscal 2002, compensation for the Company’s executive officers consisted of base salary, participation in an annual incentive compensation program and longer-term equity incentives. The Compensation Committee calibrated each component to a competitive market position

1 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

based on executive compensation surveys and reports, third party compensation specialists and other relevant information. The Company also offers to its executive officers participation (with all other eligible employees of the Company) in its 401(k) Plan, and certain other benefits available generally to employees of the Company.

Cash-Based Compensation

Base Salary.    The Compensation Committee determines the base salary of the President and CEO and reviews and approves base salaries for each of the Company’s other executive officers annually in connection with annual performance reviews. In adjusting base salaries, the Compensation Committee examines both qualitative and quantitative factors relating to corporate and individual performance. In many instances, the qualitative factors necessarily involve a subjective assessment by the Compensation Committee. The Compensation Committee neither bases its considerations on any single performance factor nor does it specifically assign relative weights to factors but rather considers a mix of factors and evaluates individual performance against that mix both in absolute terms and in relation to other Company executives. Generally, in approving salary adjustments for executive officers (other than the President and CEO), the Compensation Committee considers the evaluation and recommendations of the Company’s President and CEO.

The Compensation Committee reviews an independent survey of compensation of executive officers of other high technology companies to enable it to set base salaries based on each executive officer’s level of responsibility and within the parameters of companies of comparable size in the Company’s industry. The survey includes a broader group of technology companies than those companies included in the JP Morgan H&Q Technology Index and Philadelphia Semiconductor Index used in the performance measurement comparison graph included in this proxy statement.

Generally, base salaries paid to executive officers for fiscal 2002 were set at levels equal to approximately the average of salaries paid to executives under the independent survey. This is consistent with the Compensation Committee’s objective of attracting and retaining executives whose skills and potential rank above the norm.

During fiscal 2002, consistent with the principles discussed in the prior paragraph, the Compensation Committee approved an average salary adjustment for executive officers, other than the President and CEO, of 8.79%. In addition to individual and corporate performance, the factors considered include relative salaries and responsibilities in the Company, factors such as inflation and the competitive environment relative to other technology companies, independent survey data, number of years with the Company and anticipated future responsibilities of each individual within the next year.

Annual Incentive Compensation Opportunities.    The Company maintains annual incentive compensation programs to reward executive officers and other selected senior management and technical personnel for attaining defined performance goals. The programs are designed to attract and motivate employees, and they are closely tied to corporate performance to enhance shareholder value and encourage profit and revenue growth. For executive officers, incentive compensation payments are based primarily on Company-wide performance targets. For selected senior management and technical personnel, Company-wide performance is a factor, and significant weight also is given to individual performance and the performance of particular operating groups within the Company.

Executive Incentive Compensation.    In 2002, the Compensation Committee approved an executive incentive compensation program based on performance results for fiscal 2002, in which all officers, including the President and CEO, participated. This program determined incentive compensation payments by application of a formula which takes into account the Company’s (i) bookings, (ii) revenue, (iii) gross margin and (iv) earnings per share for the year. The Compensation Committee weighted each of the elements equally. Individual performance factors may also be taken into account to modify the potential incentive compensation payment calculated under the formula.

Key Employee Incentive Compensation.    During fiscal 2002, certain other senior management and technical personnel participated in a key employee incentive compensation program. Under the program, incentive compensation payments were based upon corporate performance targets (which were consistent with those applicable to the executive incentive compensation program), the performance of particular operating groups and individual performance.

Equity Incentives

The Company utilizes its Option Plan and 2001 PDI Plan to further align the interests of shareholders and management by providing executive officers and other employees with a significant economic interest in the long-term appreciation of the Company’s stock. Generally, options under the Option Plan and 2001 PDI Plan are granted with exercise prices set at 100% of the fair market value of the underlying stock on the date of grant and have a term of ten years.

Options are subject to vesting over fifty months which is designed to motivate option holders to achieve stated objectives, thereby aiding the Company’s efforts to maximize revenue and profit together with shareholder value, and to remain with the Company for the long-term. In determining the number of shares subject to an option to be granted to an executive officer, the Compensation Committee takes into account the officer’s position and level of responsibility within the Company, the officer’s existing stock and unvested option holdings, the potential reward to the officer if the stock price appreciates in the public market, and the competitiveness of the officer’s overall compensation arrangements, including stock options, although outstanding performance by an individual may also be taken into consideration. Option grants may also be made to new executives upon commencement of employment and, on occasion, to executives in connection with a significant change in job responsibility. The Compensation Committee may grant options taking into account multiple year periods. In fiscal 2002, based on the factors described above, the Compensation Committee granted options to purchase 165,000 shares of Common Stock to executive officers of the Company.

Additional long-term equity incentives are provided through the Purchase Plan in which all eligible employees, including eligible executive officers of the Company, may purchase stock of the Company, subject to specified limits, at 85% of fair market value.

CEO Compensation

The Compensation Committee uses the same procedures described above in setting the salary and equity awards for Vincent F. Sollitto, the Company’s CEO and President. Mr. Sollitto’s compensation package for fiscal 2002 consisted of an annual base salary of $297,730, participation in the Company’s executive incentive compensation program and two stock option grants described in more detail below. Under the executive incentive compensation program, Mr. Sollitto did not receive any incentive payment in fiscal 2002.

To provide Mr. Sollitto with longer-term equity incentives, the Compensation Committee awarded Mr. Sollitto options to purchase an aggregate of 75,000 shares of the Company’s Common Stock pursuant to the Option Plan and 2001 PDI Plan.

THE COMPENSATION AND EMPLOYEE OWNERSHIP COMMITTEE

E. Floyd Kvamme
Michael J. Kim
Elwood H. Spedden

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended September 30, 2002, the Compensation and Employee Ownership Committee consisted of Messrs. Kvamme and Kim, and Mr. Spedden who replaced Barry L. Cox in April 2002. None of the foregoing persons is or was an officer or employee of the Company or its subsidiaries. None of the Company’s executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board or Compensation and Employee Ownership Committee.

PERFORMANCE MEASUREMENT COMPARISON(1)

The following graph shows the total shareholder return of an investment of $100 in cash on September 30, 1997 for (i) the Company’s Common Stock, (ii) the Nasdaq Stock Market (U.S.) Index (iii) the JP Morgan H & Q Technology Index and (iv) the Philadelphia Semiconductor Index. All values assume reinvestment of the full amount of all dividends and are calculated as of September 30 of each year:

(1)
This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are Photon Dynamics’ shareholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Photon Dynamics, Inc., So-Yeon Jeong, Investor Relations, 17 Great Oaks Boulevard, San Jose, CA 95119 or contact So-Yeon Jeong at 408-360-3561. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Richard L. Dissly Secretary

December 16, 2002

A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended September 30, 2002 is available without charge upon written request to: Corporate Secretary, Photon Dynamics, Inc., 17 Great Oaks Boulevard, San Jose, California 95119.

APPENDIX A

PHOTON DYNAMICS, INC.

AUDIT COMMITTEE CHARTER

Organization

There shall be a committee of the board of directors of Photon Dynamic, Inc. to be known as the audit committee. The audit committee shall be composed of directors, none of whom shall be employees of the corporation and each of whom shall be free from any relationship that would interfere with the exercise of his or her independent judgment, as determined by the Board of Directors and in accordance with the independence requirements of The Nasdaq Stock Market (“Nasdaq”) and the rules and regulations of the Securities and Exchange Commission (“SEC”); provided, however, that if permitted by the Nasdaq rules and the rules and regulations of the SEC, one member need not meet the independence requirements under the conditions specified by such requirements and rules and regulations. The members of the Audit Committee shall also be able to read and understand the financial statements of the corporation and otherwise comply with the experience requirements of The Nasdaq Stock Market and SEC rules and regulations.

Statement of Policy

The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors (if applicable), and the financial management of the corporation. The Audit Committee shall also establish procedures, and maintain easy access to the Audit Committee, for all employees and consultants to the corporation to voice concerns and report potential misconduct to the Audit Committee. The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are to report directly to the Audit Committee, and that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the corporation’s shareholders.

Responsibilities

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

•	Have sole authority to hire and terminate the independent auditors.

•	Negotiate, execute and deliver the engagement letter to be entered into between the corporation and the independent auditors, and establish the compensation to be received by the independent auditors.

•	Evaluate on a periodic basis the independent auditors to be engaged to audit the financial statements of the corporation and its divisions and subsidiaries.

•
Have the sole authority to approve non-audit services to be performed by the independent auditors, but only as permitted by the Nasdaq rules and the rules and regulations of the SEC, which authority the Audit Committee may delegate to one or more members of the Audit Committee.

•
Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

•
Review with the independent auditors, the corporation’s internal auditor, if applicable, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the corporation’s code of conduct.

•
Review the internal audit function of the corporation, if applicable, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

•
If applicable, receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

•
Review the financial statements contained in the annual report to shareholders with management and the independent auditors, as well as all significant correcting adjustments identified by the independent auditors or disagreements between management and the independent auditors, to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

•
Provide sufficient opportunity for the internal, if applicable, and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the corporation’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit, including their access to all requested records, data and information.

•
Receive written statements from the independent auditors delineating all relationships between the independent auditors and the corporation consistent with Independence Standards Board Standard No. 1, and consider and discuss with the auditors any disclosed relationships or services that could affect the auditors’ objectivity and independence, and if so determined by the Audit Committee, take appropriate action to resolve issues regarding the independence of the auditors.

•	Review accounting and financial human resources and succession planning within the corporation.

•
Investigate any matter brought to its attention within the scope of its duties, with the power to retain and pay for, out of corporation funds, outside counsel and other advisors for this purpose if, in its judgment, that is appropriate.

•	Review the financial statements and Management’s Discussion and Analysis section of the corporation’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

•
Review and approve (to the extent not previously approved by the corporation’s Board of Directors) related party transactions as such term is used by SFAS No. 57 or as otherwise required to be disclosed in the corporation’s financial statements or periodic filings with the SEC. It is management’s responsibility to bring such related party transactions to the attention of the members of the audit committee.

•
Review corporation press releases containing pro forma financial information for the purpose of ensuring that such press releases properly disclose financial information presented in accordance with generally accepted accounting principles, adequately disclose how such pro forma information differs from financial information presented in accordance with generally accepted accounting principles and do not give undue prominence to such pro forma information or otherwise provide misleading presentations of the corporation’s results of operations or financial condition.

•
Have the sole authority to approve the hiring of any employee who is employed by the independent auditor, or has been employed by the independent auditor within the five years prior to the date of determination whether or not to hire such employee.

•
Establish and maintain procedures for, and a policy of, open access to the members of the Audit Committee by the employees and consultants to the corporation to enable the employees and consultants to bring to the attention of the Audit Committee concerns held by such employees and consultants regarding the financial reporting of the corporation, and to report potential misconduct to the Audit Committee.

•	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the corporation’s annual proxy statement.

•	Review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

•	Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

•	Perform such other functions and to have such power as it may deem necessary or advisable in the efficient and lawful discharge of the foregoing.

•	The operation of the Audit Committee shall be subject to the By-laws as in effect from time to time and the California Corporations Code.

APPENDIX B

PHOTON DYNAMICS, INC.

AMENDED AND RESTATED
1995 STOCK OPTION PLAN

1.  Establishment, Purpose, and Definitions.

(a)  There is hereby adopted the 1995 Stock Option Plan (the Plan) of Photon Dynamics, Inc. (the Company).

(b)  The purpose of the Plan is to provide a means whereby eligible individuals (as defined in Section 4, below) can acquire Common Stock of the Company (the Stock). The Plan provides employees (including officers and directors who are employees) of the Company and of its Affiliates an opportunity to purchase shares of Stock pursuant to options which may qualify as incentive stock options (referred to as incentive stock options) under Section 422 of the Internal Revenue Code of 1986, as amended (the Code), and employees, officers/directors, independent contractors, and consultants of the Company and of its Affiliates an opportunity to purchase shares of Stock pursuant to options which are not described in Sections 422 or 423 of the Code (referred to as nonqualified stock options).

(c)  The term Affiliates as used in the Plan means parent or subsidiary corporations, as defined in Sections 424(e) and (f) of the Code (but substituting the Company for employer corporation), including parents or subsidiaries which become such after adoption of the plan.

2.  Administration of the Plan.

(a)  The Plan shall be administered by the Board of Directors of the Company (the Board). Subject to Section 2(e), below, the Board may delegate the responsibility for administering the Plan to a committee, under such terms and conditions as the Board shall determine (the Committee). The Committee shall consist of two or more members of the Board or such lesser number of members of the Board as permitted by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (Rule 16b-3). Except as permitted by Rule 16b-3, none of the members of the Committee shall receive, while serving on the Committee, or during the one-year period preceding appointment to the Committee, a grant or award of equity securities under (i) the Plan or (ii) any other plan of the Company or its affiliates under which the participants are entitled to acquire Stock (including restricted Stock), stock options, stock bonuses, related rights or stock appreciation rights of the Company or any of its affiliates, other than pursuant to the grant of automatic options provided in Section 7 below and pursuant to transactions in any such other plan which do not disqualify a director from being a disinterested person under Rule 16b-3. The limitations set forth in this Section 00 shall automatically incorporate any additional requirements that may in the future be necessary for the Plan to comply with Rule 16b-3. Members of the Committee shall serve at the pleasure of the Board. The Committee shall select one of its members as chairman, and shall hold meetings at such times and places it may determine. A majority of the Committee shall constitute a quorum and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee, shall be the valid acts of the Committee. If the Board does not delegate administration of the Plan to the Committee, then each reference in this Plan to the Committee shall be construed to refer to the Board.

(b)  Except for options granted to Non-Employee Directors pursuant to Section 7, the Committee shall determine which eligible individuals (as defined in Section 4, below) shall be granted options under the Plan, the timing of such grants, the terms thereof (including any restrictions on the Stock), and the number of shares subject to such options.

(c)  Except for options granted to Non-Employee Directors pursuant to Section 7, the Committee may amend the terms of any outstanding option granted under the Plan, but any amendment which would adversely affect the optionees rights under an outstanding option shall not be made without the optionees written consent. The Committee may, with the optionees written consent, cancel any outstanding stock option or accept any outstanding stock option in exchange for a new option.

(d)  The Committee shall have the sole authority, in its absolute discretion to adopt, amend, and rescind such roles and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and the regulations, and the instruments evidencing options or Stock granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be binding on all participants. Notwithstanding the foregoing, the Committee shall not exercise any discretionary functions with respect to options granted to Non-Employee Directors pursuant to Section 7.

(e)  Notwithstanding the foregoing provisions of this Section 2, grants of options to any Covered Employee, as such term is defined by Section 162(m) of the Code shall be made only by a subcommittee of the Committee which, in addition to meeting other applicable requirements of this Section 2, is composed solely of two or more outside directors, within the meaning of Section 162(m) of the Code and the regulations thereunder (the Subcommittee) to the extent necessary to qualify such grants as performance-based compensation under Section 162(m). In the case of such grants to Covered Employees, references to the Committee shall be deemed to be references to the Subcommittee as specified above.

3.  Stock Subject to the Plan.

(a)  The aggregate number of shares of Common Stock of the Company available for grant of options under the Plan initially shall be 2,990,943 shares. If an option is surrendered (except surrender for shares of Stock) or for any other reason ceases to be exercisable in whole or in part, the shares which were subject to such option but as to which the option had not been exercised shall continue to be available under the Plan.

(b)  If there is any change in the Stock subject to any option granted under the Plan, through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of two percent), or other change in the capital structure of the Company, appropriate adjustments shall be made by the Committee in order to preserve but not to increase the benefits to the individual, including adjustments to the number and kind of shares and the price per share subject to outstanding options.

4.  Eligible Individuals.    The persons eligible to participate in the Plan (other than pursuant to Section 7) are such employees, officers, independent contractors, and consultants of the Company or an Affiliate as the Committee, in its discretion, shall designate from time to time. Notwithstanding the foregoing, only employees of the Company or an Affiliate (including officers and directors who are bona fide employees) shall be eligible to receive incentive stock options. Except for grants pursuant to Section 7, Eligible Individuals shall not include Non-Employee Directors.

5.  The Option Price.    Except as provided in Section 7, the exercise price of the each option shall be not less than the per share fair market value of the Stock subject to such option on the date the option is granted. Notwithstanding the foregoing, in the case of an incentive stock option granted to a person possessing more than ten percent of the combined voting power of the Company or an Affiliate, the exercise price shall be not less than 110 percent of the fair market value of the Stock on the date the option is granted. The exercise price of an option shall be subject to adjustment to the extent provided in Section 3(b), above.

6.  Terms and Conditions of Options.

(a)  Each option granted pursuant to the Plan will be evidenced by a written Stock Option Agreement executed by the Company and the person to whom such option is granted.

(b)  The Committee shall determine the term of each option granted under the Plan; provided, however, that (i) the term of each option shall not be more than 10 years, (ii) in the case of an incentive stock option granted to a person possessing more than ten percent of the combined voting power of the Company or an Affiliate, the term of each incentive stock option shall be no more than five years, and (iii) the term of an option granted pursuant to Section 7, shall be as provided in Section 7.

(c)  In the case of incentive stock options, the aggregate fair market value (determined as of the time such option is granted) of the Stock with respect to which incentive stock options are exercisable for the first time by an eligible employee in any calendar year (under this Plan and any other plans of the Company or its Affiliates) shall not exceed $100,000. If the aggregate fair market value of stock with respect to which incentive stock options are exercisable by an optionee for the first time during any calendar year exceeds $100,000 such options shall be treated as nonqualified options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted.

(d)  Except for grants to Non-Employee Directors pursuant to Section 7, which shall be granted on the form of Stock Option Agreement attached hereto as Exhibit A, the Stock Option Agreement may contain such other terms, provisions, and conditions as may be determined by the Committee not inconsistent with this Plan. If an option, or any part thereof is intended to qualify as an incentive stock option, the Stock Option Agreement shall contain those terms and conditions which are necessary to so qualify it.

(e)  The maximum number of Shares with respect to which options may be granted to any individual per calendar year under the Plan shall be 250,000 shares, subject to adjustment pursuant to Section 3(b). To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to an employee, if any option is canceled, the canceled option shall continue to count against the maximum number of shares for which options may be granted to the employee under this Section 60. For this purpose, the repricing of an option shall be treated as a cancellation of the existing option and the grant of a new option.

7.  Stock Options for Non-Employee Directors.

(a)  All grants of options pursuant to this Section 7 shall be automatic and nondiscretionary and shall be made strictly in accordance with the provisions of this Section 7. No person shall have any discretion to select which Non-Employee Directors shall be granted options or to determine the member of shares of Stock to be covered by options granted to Non-Employee Directors, the timing of such option grants or the exercise price thereof.

(b)  An option to purchase 20,000 shares of Stock shall be granted (Initial Grant) to each director who is not an officer of the Company or an affiliate of a five percent (5%) or greater shareholder (or shareholders) of the Company (Non-Employee Director), such Initial Grant to be made to Non-Employee Directors elected or appointed to the Board upon the date each such Non-Employee Director first becomes a Non-Employee Director following the approval date of the plan by the shareholders. In addition, immediately following each annual meeting of the Company’s stockholders, each Non-Employee Director who continues as a Non-Employee Director following such annual meeting shall be granted an option to purchase 7,500 shares of Stock (Subsequent Grant); provided that no Subsequent Grant shall be made to any Non-Employee Director who has not served as a director of the Company, as of the time of such annual meeting, for at least one (1) year. Each such Subsequent Grant shall be made on the date of the annual stockholders meeting in question. If any option ceases to be exercisable in whole or in part, the shares which were subject to such option but as to which the option had not been exercised shall continue to be available under the Plan. All options granted to Non-Employee Directors shall be nonqualified stock options.

(c)  The exercise price per share of Stock covered by each option shall be the per-share fair market value of the Stock on the date the option is granted. The exercise price of an option granted under the Plan shall be subject to adjustment to the extent provided in Section 3(b) hereof. The term of each option shall be for ten years.

(d)  Each Initial Grant shall be fully vested and exercisable as to twenty-five percent (25%) of the shares covered thereby on each anniversary of the date of grant, so that each Initial Grant will be fully exercisable four (4) years after its grant date. Each Subsequent Grant shall become vested as to one twelfth (1/12th) of the shares covered thereby each month following the date of grant, so that each Subsequent Grant will be fully exercisable one (1) year after its grant date.

8.  Use of Proceeds.    Cash proceeds realized from the sale of Stock under the Plan or pursuant to options granted under the Plan shall constitute general funds of the Company.

9.  Amendment. Suspension or Termination of the Plan.

(a)  The Board may at any time amend, suspend or terminate the Plan as it deems advisable; provided that such amendment, suspension or termination complies with all applicable requirements of state and federal law, including may applicable requirement that the Plan or an amendment to the Plan be approved by the shareholders, and provided further that, except as provided in Section 3(b), above, the Board shall in no event amend the Plan in the following respects without the consent of stockholders then sufficient to approve the Plan in the first instance:

(i)  To increase the maximum number of shares subject to stock options issued under the Plan; or

(ii)  To change the designation or class of persons eligible to receive incentive stock options under the Plan.

(b)  No option may be granted nor any Stock issued under the Plan during any suspension or after the termination of the Plan, and no amendment, suspension, or termination of the Plan shall, without the affected individuals consent, alter or impair any rights or obligations under any option previously granted under the Plan. The Plan shall terminate on the tenth anniversary of the date of adoption of the Plan, unless previously terminated by the Board pursuant to this Section 9.

(c)  Notwithstanding the provisions of Sections 9(a) and 9(b), above, the provisions set forth in Section 7 of the Plan (and any other sections of the Plan that affect the formula award terms of option grants to Non-Employee Directors required to be specified in the Plan by Rule 16b-3) shall not be amended periodically and in no event more than once every six months, other than to comport with changes to the Code, the Employee Retirement Income Security Act of 1974, as amended, or any applicable rules and regulations thereunder.

10.  Assignability.    To the extent required by Rule 16b-3, no option granted pursuant to this Plan shall be transferable by the holder except by operation of law or by will or the laws of descent and distribution; provided, that, if Rule 16b-3 is amended after the date of the Boards adoption of the Plan to permit broader transferability of options under that Rule, (i) options granted under Section 7 to Non-Employee Directors shall be transferable to the fullest extent permitted by Rule 16b-3 as so amended, (ii) any other option shall be transferable to the extent provided in the option agreement covering the option, and the Committee shall have discretion to amend any such outstanding option to provide for broader transferability of the option as the Committee may authorize within the limitations of Rule 16b-3. Notwithstanding the foregoing, if required by the Code, each incentive stock option under the Plan shall be transferable by the optionee only by will of the laws of descent and distribution, and, during the optionees lifetime, shall be exercisable only by the optionee. In the event of any Rule 16b-3 permitted transfer of an option hereunder, the transferee shall be entitled to exercise the option in the same manner and only to the same extent as the optionee (or his personal representative or the person who would have acquired the fight to exercise the option by bequest or intestate succession) would have been entitled to exercise the option under Sections 6, 7 and 11 had the option not been transferred.

11.  Payment upon-Exercise of Options.

(a)  Payment of the purchase price upon exercise of any option granted under this Plan shall be made in cash, by optionees personal check, a certified check, bank draft, or postal or express money order payable to the order of the Company in lawful money of the United States (collectively, Cash Consideration); provided, however, that, except for options granted under Section 7, the Committee, in its sole discretion, may permit an optionee to pay the option price in whole or in part (i) with shares of Stock owned by the optionee or with shares of Stock withheld from the shares otherwise deliverable to the optionee upon exercise of the option; (ii) by delivery on a form prescribed by the Committee of an irrevocable direction to a securities broker approved by the Committee to sell shares of Stock and deliver all or a portion of the proceeds to the Company in payment for the Stock; (iii) by delivery of the optionees promissory note with such recourse, interest, security, and redemption provisions as the Committee in its discretion determines appropriate; or (iv) in any combination of the foregoing. The exercise price of any options granted under Section 7 shall be paid in Cash Consideration, the consideration specified in clauses (i) or (ii) of the preceding sentence, or in any combination thereof. Any Stock used to exercise options shall be valued at its fair market value on the date of the exercise of the option. In addition, the Committee, in its sole discretion, may authorize the surrender by an optionee of all or part of an unexercised option (excluding options granted under Section 7, above) and authorize a payment in consideration thereof of an amount equal to the difference between the aggregate fair market value of the Stock subject to such option and the aggregate option price of such Stock. In the Committees discretion, such payment may be made in cash, shares of Stock with a fair market value on the date of surrender equal to the payment amount, or some combination thereof.

(b)  In the event that the exercise price is satisfied by shares withheld from the shares of Stock otherwise deliverable to the optionee, the Committee may issue the optionee an additional option, with terms identical to the option agreement under which the option was exercised, entitling the optionee to purchase additional shares of Stock equal to the number of shares so withheld but at an exercise price equal to the fair market value of the Stock on the grant date of the new option; provided, however, that no such additional options may be granted with respect to options granted pursuant to Section 7, above. Any additional option shall be subject to the provisions of Section 6(e), above.

12.  Withholding Taxes.

(a)  No Stock shall be delivered under the Plan to any participant until the participant has made arrangements acceptable to the Committee (or in the case of exercise of options granted to Named Executives, the Subcommittee) for the satisfaction of federal, state, and local income and social security tax withholding obligations, including, without limitation, obligations incident to the receipt of Stock under the Plan or to the failure to satisfy the conditions for treatment as incentive stock options under applicable tax law. Upon exercise of a stock option the Company shall withhold from the optionee an amount sufficient to satisfy federal, state and local income and social security tax withholding obligations.

(b)  In the event that such tax withholding is satisfied by the Company or the optionees employer withholding shares of Stock otherwise deliverable to the optionee, the Committee may issue the optionee an additional option, with terms identical to the option agreement under which the option was exercised, entitling the optionee to purchase additional shares of Stock equal to the number of shares so withheld but at an exercise price equal to the fair market value of the Stock on the grant date of the new option; provided, however, that no such additional options may be granted with respect to options granted pursuant to Section 7, above. Any additional option shall be subject to the provisions of Section 6(e), above.

13.  Change in Control.

(a)  For purposes of this Section 13, a Change in Control shall be deemed to occur upon:

(i)  The direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as

amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding Stock;

(ii)  A change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members cease, by reason of one or more contested elections for Board membership or by one or more actions by written consent of stockholders, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board;

(iii)  Approval by the Company’s stockholders of a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(iv)  Approval by the Company’s stockholders of (A) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations) or (B) the complete liquidation or dissolution of the Company; or

(v)  Approval by the Company’s stockholders of any reverse merger in which the Company survives as an entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

(vi)  For the purpose of this Section 13, Approval by the Company’s Stockholders shall mean approval by a majority of those shares of Stock voting at a stockholders meeting at which a quorum is present, excluding shares beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by the Non-Employee Directors.

(b)  Except for options granted to Non-Employee Directors under Section 7, the Committee may provide in any stock option agreement (or in an amendment thereto) that, in the event of any Change in Control, any outstanding options covered by such an agreement shall be fully vested, nonforfeitable and become exercisable, as of the date of the Change in Control.

(c)  If the Committee determines to incorporate a Change in Control provision in any option agreement hereunder, the agreement shall provide that, (i) in the event of a Change in Control described in clauses (i), (ii) and (v) of paragraph (a) above, the option shall remain exercisable for the remaining term of the option and (ii) in the event of a Change in Control described in clauses (iii) or (iv) of paragraph (a) above, the option shall terminate as of the effective date of the merger, disposition of assets, liquidation or dissolution described therein.

(d)  As to any options granted under Section 7 to Non-Employee Directors, (i) in the event of a Change in Control described in clauses (i), (ii) or (v) of paragraph (a) above, any such outstanding options under the Plan shall become fully vested and remain exercisable for the remaining term of such options and (ii) in the event of a Change in Control described in clauses (iii) or (iv) of paragraph (a) above, outstanding options under the Plan shall terminate as of the effective date of the merger, disposition of assets, liquidation or dissolution described therein.

(e)  Notwithstanding the foregoing provisions of this Section 13, an outstanding option may not be accelerated under this Section 13 if and to the extent (i) such option is, in correction with the transaction giving rise to a Change of Control, either to be assumed by the successor or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, or (ii) such option is to be replaced with a cash incentive program of the successor corporation that preserves the option spread existing at the time of the corporate transaction giving rise to the Change of Control and provides for subsequent payment in accordance with the same vesting schedule applicable to such option.

14.  Stockholder Approval.    The Plan and any options granted pursuant to Section 7 and options granted to Covered Employees hereunder shall become effective only upon approval by the holders of a majority of the Company’s shares voting (in person or by proxy) at a stockholders meeting held within 12 months of the Boards adoption of the Plan. The Committee may grant stock options under the Plan prior to the stockholders meeting, but until stockholder approval of the Plan is obtained, no such option shall be exercisable. In the event that stockholder approval is not obtained within the period provided above, all options described in this Section 114 previously granted above, shall terminate.

15.  Rule 16b-3 Compliance.    Transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Board or the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board or the Committee. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein in order to qualify the grants under Section 7 hereof as grants under a non-discretionary formula under Rule 16b-3 such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan with respect to grants of options to Non-Employee Directors.

16.  Applicable Law.    The law of the State of California will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

APPENDIX C

PHOTON DYNAMICS, INC.

1995 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the 1995 Employee Stock Purchase Plan of Photon Dynamics, Inc.

1.  Purpose.    The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an Employee Stock Purchase Plan under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.  Definitions.

(a)  “Accrual Period” shall mean a period of approximately six months, commencing on February 1 and August 1 of each year and terminating on the next following July 31 or January 31, respectively; provided, however, that the first Accrual Period shall commence on the Effective Date and shall end on July 31, 1996.

(b)  “Board” shall mean the Board of Directors of the Company.

(c)  “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d)  “Common Stock” shall mean the common stock of the Company.

(e)  “Company” shall mean Photon Dynamics, Inc., a California corporation.

(f)  “Compensation” shall mean an Employees base salary from the Company or one or more Designated Subsidiaries, including such amounts of base salary as are deferred by the Employee (i) under a qualified cash or deferred arrangement described in Section 401(k) of the Code, or (ii) to a plan qualified under Section 125 of the Code. Compensation does not include overtime, bonuses, reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, and contributions (other than contributions described in the first sentence) made on the Employees behalf by the Company or one or more Designated Subsidiaries under any employee benefit or welfare plan now or hereafter established.

(g)  “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(h)  “Effective Date” shall mean the effective date of the Registration Statement relating to the Company’s initial public offering of its Common Stock. However, should any Designated Subsidiary become a Participating Company in the Plan after such date, then such entity shall designate a separate Effective Date with respect to its employee-participants.

(i)  “Employee” shall mean any individual who is engaged in the rendition of personal services to the Company or a Designated Subsidiary for Compensation. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individuals right to reemployment is not guaranteed either by statute or by contact, the employment relationship will be deemed to have terminated on the 91st day of such leave.

(j)  “Enrollment Date” shall mean the first day of each Purchase Period.

(k)  “Exercise Date” shall mean the last day of each Accrual Period.

(l)  “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(1)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation (NASDAQ) System, its Fair Market Value shall be the closing selling price for such stock on the principal securities exchange or national market system on which the Common Stock is at the time listed for trading. If there are no sales of Common Stock on that date, then the closing selling price for the Common Stock on the next preceding day for which such closing selling price is quoted shall be determinative of Fair Market Value; or,

(2)  If the Common Stock is not traded on an exchange or a national market system, its Fair Market Value shall be determined in good faith by the Board, and such determination shall be conclusive and binding on all persons.

(m)  “Participant” means an Employee of the Company or Designated Subsidiary who is actively participating in the Plan.

(n)  “Plan” shall mean this Employee Stock Purchase Plan.

(o)  “Plan Administrator” shall mean either the Board or a committee of the Board that is responsible for the administration of the Plan.

(p)  “Purchase Period” shall mean a purchase period established pursuant to paragraph 4 hereof.

(q)  “Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

(r)  “Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(s)  “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3.  Eligibility.

(a)  General.    Any Employee who is employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan for the Purchase Period commencing with such Enrollment Date.

(b)  Limitations on Grant and Accrual.    Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (taking into account stock owned by any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. The determination of the accrual of the right to purchase stock shall be made in accordance with Section 423(b)(8) of the Code and the regulations thereunder.

(c)  Other Limits on Eligibility.    Notwithstanding paragraph (a) above, the following Employees, as defined in paragraph 2, shall not be eligible to participate in the Plan for any relevant Purchase Period: (i) employees whose customary employment is 20 hours or less per week; and (ii) employees whose customary employment is for not more than 5 months in any calendar year.

4.  Purchase Periods.

(a)  The Plan shall be implemented through overlapping or consecutive Purchase Periods until such time as (i) the maximum number of shares of Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with paragraph 19 hereof. The maximum duration of a Purchase Period shall be twenty-seven months. Initially, the Plan shall be implemented through overlapping Purchase Periods of twenty-four months duration commencing each February 1 and August 1 following the Effective Date (except that the initial Purchase Period shall commence on the Effective Date and shall end on January 31, 1998). The Plan Administrator shall have the authority to change the length of any Purchase Period subsequent to the initial Purchase Period by announcement at least thirty (30) days prior to the commencement of the Purchase Period and to determine whether subsequent Purchase Periods shall be consecutive or overlapping.

(b)  A Participant shall be granted a separate purchase right for each Purchase Period in which he/she participates. The purchase right shall be granted on the first day of the Purchase Period and shall be automatically exercised in successive installments on the last day of each Accrual Period ending within the Purchase Period.

(c)  An Employee may participate in only one Purchase Period at a time. Accordingly, except as provided in paragraph 4(d), an Employee who wishes to join a new Purchase Period must withdraw from the current Purchase Period in which he/she is participating and must also enroll in the new Purchase Period prior to the commencement date for that period.

(d)  If on the first day of any Accrual Period in a Purchase Period in which an Employee is participating in the Plan, the Fair Market Value of the Company’s Common Stock is less than the Fair Market Value of the Company’s Common Stock on the first day of the first Accrual Period within the Purchase Period (after taking into account any adjustment during the Purchase Period pursuant to paragraph 18(a)), the Purchase Period shall be terminated automatically and the Employee shall be enrolled automatically in the new Purchase Period which has its first Accrual Period commencing on that date, provided the Employee is eligible to participate in the Plan on that date and has not elected to terminate participation in the Plan.

(e)  Except as specifically provided herein, the acquisition of Common Stock through participation in the Plan for any Purchase Period shall neither limit nor require the acquisition of Common Stock by a Participant in any subsequent Purchase Period.

5.  Participation.

(a)  An eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company’s payroll office at least fifteen (15) business days prior to the Enrollment Date for the Purchase Period in which such participation will commence, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Purchase Period.

(b)  Payroll deductions for a Participant shall commence with the first period payroll following the Enrollment Date and shall end on the last complete payroll period during the Purchase Period, unless sooner terminated by the Participant as provided in paragraph 10.

6.  Payroll Deductions.

(a)  At the time a Participant files his/her subscription agreement, he/she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he/she receives on each pay day during the Offering Period.

(b)  All payroll deductions made for a Participant shall be credited to his/her account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account.

(c)  A Participant may discontinue his or her participation in the Plan as provided in paragraph 10, or may decrease the rate of his/her payroll deductions during the Purchase Period by completing or filing with the Company a new subscription agreement authorizing a decrease in payroll deduction rate. The decrease in rate shall be effective with the first full payroll period following ten (10) business days after the Company’s receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A Participant may increase the rate of his/her payroll deductions for a future Purchase Period by filing with the Company a new subscription agreement authorizing an increase in payroll deduction rate within ten (10) business days (unless the Company elects to process a given change in participation more quickly) before the commencement of the upcoming Purchase Period. A Participants subscription agreement shall remain in effect for successive Purchase Periods unless terminated as provided in paragraph 10. The Board shall be authorized to limit the number of participation rate changes during any Purchase Period.

(d)  Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and paragraph 3(b) herein, a Participants payroll deductions may be decreased to 0% at such time during any Accrual Period which is scheduled to end during the current calendar year (the Current Accrual Period) that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Accrual Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Accrual Period equal $21,250. Payroll deductions shall recommence at the rate provided in such Participants subscription agreement at the beginning of the first Accrual Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in paragraph 10.

7.  Grant of Option.    On the first day of each Purchase Period, each eligible Employee participating in such Purchase Period shall be granted an option to purchase on each Exercise Date of such Purchase Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employees payroll deductions accumulated prior to such Exercise Date and retained in the Participants account as of the Exercise Date by the applicable Purchase Price; provided (i) that such purchase shall be subject to the limitations set forth in paragraphs 3(b) and 12 hereof, and (ii) the maximum number of shares of Common Stock an Employee shall be permitted to purchase in any Accrual Period shall be 5,000, subject to adjustment as provided in paragraph 18 hereof. Exercise of the option shall occur as provided in paragraph 8, unless the Participant has withdrawn pursuant to paragraph 10, and the option, to the extent not exercised, shall expire on the last day of the Purchase Period.

8.  Exercise of Option.    Unless a Participant withdraws from the Plan as provided in paragraph 10 below, his/her option for the purchase of shares will be exercised automatically on each Exercise Date, and the maximum number of full shares subject to option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his/her account. No fractional shares will be purchased; any payroll deductions accumulated in a Participants account which are not sufficient to purchase a full share shall be carried over to the next Purchase Period, if the Participant elects to participate in the next Purchase Period, or returned to the Participant. Any amount remaining in a Participants account following the purchase of shares on the Exercise Date which exceeds the cost of one full share of Common Stock on the Exercise Date shall be returned to the Participant and shall not be carried over to the next Purchase Period. During a Participants lifetime, a Participants option to purchase shares hereunder is exercisable only by him/her.

9.  Delivery.    Upon receipt of a request from a Participant after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to such Participant, as appropriate, of a certificate representing the shares purchased upon exercise of his/her option.

10.  Withdrawal; Termination of Employment.

(a)  A Participant may withdraw all but not less than all the payroll deductions credited to his/her account and not yet used to exercise his/her option under the Plan at any time by giving written notice to the

Company in the form of Exhibit B to this Plan. All of the Participants payroll deductions credited to his/her account will be paid to such Participant promptly after receipt of notice of withdrawal, such Participants option for the Purchase Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Purchase Period. If a Participant withdraws from a Purchase Period, payroll deductions will not resume at the beginning of the succeeding Purchase Period unless the Participant delivers to the Company a new subscription agreement.

(b)  Upon a Participants ceasing to be an Employee for any reason or upon termination of a Participants employment relationship (as described in paragraph 2(i)), the payroll deductions credited to such Participants account during the Purchase Period but not yet used to exercise the option will be returned to such Participant or, in the case of his/her death, to the person or persons entitled thereto under paragraph 14, and such Participants option will be automatically terminated.

11.  Interest.    No interest shall accrue on the payroll deductions of a Participant in the Plan.

12.  Stock.

(a)  The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 1,250,000, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b)  A Participant will have no interest or voting right in shares covered by his/her option until such shares are actually purchased on the Participants behalf in accordance with the applicable provisions of the Plan. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

(c)  Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his/her spouse.

13.  Administration.

(a)  Administrative Body.    The Plan shall be administered by the Board of the Company or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties. Members of the Board who are eligible Employees are permitted to participate in the Plan except to the extent limited by subparagraph (b) of this paragraph 13.

(b)  Rule 16b-3 Limitations.    Notwithstanding the provisions of subparagraph (a) of this paragraph 13, in the event that Rule 16b-3 promulgated under The Securities Exchange Act of 1934, as amended, or any successor provision (Rule 16b-3) provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee or person that is not disinterested as that term is used in Rule 16b-3.

14.  Designation of Beneficiary.

(a)  Each Participant will file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participants account under the Plan in the event of such Participants death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participants account under the Plan in the event of such Participants death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)  Such designation of beneficiary may be changed by the Participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participants death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.  Transferability.    Neither payroll deductions credited to a Participants account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Purchase Period in accordance with paragraph 10.

16.  Use of Funds.    All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17.  Reports.    Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18.  Adjustments Upon Changes in Capitalization,Dissolution; or Merger or Asset Sale.

(a)  Changes in Capitalization.    Subject to any required action by the shareholders of the Company, the Reserves, as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option. The Board may, if it so determines in the exercise of its sole discretion, make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock.

(b)  Change in Ownership, Dissolution or Liquidation.    In the event of a proposed sale of all or substantially all of the assets of the Company, the merger of the Company with or into another corporation, in which the Company will not be the surviving corporation (other than a reorganization effectuated primarily to change the state in which the Company is incorporated), or a reverse merger in which the Company is the surviving corporation but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the person or persons holding those securities immediately prior to the transfer, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Purchase Period then in progress by setting a new Exercise Date (the New Exercise Date). If the Board shortens the Purchase Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his/her option has been changed to the New Exercise Date and that his/her option will be exercised automatically on the New Exercise Date, unless prior to such date he/she has withdrawn from the Purchase Period as provided in paragraph 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

19.  Amendment or Termination.

(a)  The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in paragraph 18, no such termination can affect options previously granted, provided that a Purchase Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in paragraph 18, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Rule 16b-3 or Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

(b)  Without shareholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Purchase Periods, limit the frequency and/or number of changes in the amount withheld during Purchase Periods, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participants Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

20.  Notices.    All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.  Conditions Upon Issuance of Shares.    Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law. In addition, no purchase rights shall be exercised or shares issued hereunder before the Plan shall have been approved by shareholders of the Company as provided in paragraph 24.

22.  Term of Plan.    The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under paragraph 19.

23.  Additional Restrictions of Rule 16b-3.    The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

24.  Shareholder Approval.    Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders meeting, the Plan must be approved by a majority of the votes cast at such shareholders meeting at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the Plan. If such shareholder approval is obtained by written consent, it must be obtained by the written consent of the holders of a majority of all outstanding voting stock of the Company. However, approval at a meeting or by written consent may be obtained by a lesser degree of shareholder approval if the Board determines, in its discretion after consultation with the Company’s legal counsel, that such a lesser degree of shareholder approval will comply with all applicable laws and will not adversely affect the qualification of the Plan under Section 423 of the Code.

25.  No Employment Rights.    The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Companys right to terminate, or otherwise modify, an employees employment at any time.

26.  Effect of Plan.    The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such employees estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

27.  Applicable Law.    The law of the State of California will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

[PHDCM - PHOTON DYNAMICS, INC.] [FILE NAME: ZPHDC2.ELX] [VERSION - (5)] [12/10/02] [orig. 12/05/02]

DETACH HERE	ZPHDC2

PROXY

PHOTON DYNAMICS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 22, 2003

The undersigned hereby appoints Vincent F. Sollitto and Richard L. Dissly, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Photon Dynamics, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Photon Dynamics, Inc. to be held at the offices of the Company at 17 Great Oaks Boulevard, San Jose, California on Wednesday, January 22, 2003, at 10:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

PHOTON DYNAMICS, INC.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Grant a Proxy to Vote by Telephone	Grant a Proxy to Vote by Internet

It’s fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone 1-877-PRX-VOTE (1-877-779-8683).	It’s fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:

1.  Read the accompanying Proxy
     Statement/Prospectus and Proxy Card.

2.  Call the toll-free number
     l-877-PRX-VOTE (1-877-779-8683).

3.  Enter your Voter Control Number located on
     your Proxy Card above your name.

4.  Follow the recorded instructions.

Follow these four easy steps:

1.  Read the accompanying Proxy
     Statement/Prospectus and Proxy Card.

2.  Go to the Website
     http://www.eproxyvote.com/phtn

3.  Enter your Voter Control Number located on
     your Proxy Card above your name.

4.  Follow the instructions provided.

Your vote is important! Call 1-877-PRX-VOTE anytime!	Your vote is important! Go to http://www.eproxyvote.com/phtn anytime!
Do not return your Proxy Card if you are voting by Telephone or Internet

[PHDCM - PHOTON DYNAMICS, INC.] [FILE NAME: ZPHDC1.ELX] [VERSION - (8)] [12/11/02] [orig. 12/05/02]

DETACH HERE	ZPHDC1

☒	Please mark
votes as in
this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND A VOTE FOR PROPOSALS 2 AND 3.

1.     To elect directors to serve for the ensuing year and until their successors are elected.
        Nominees: (01) Vincent F. Sollitto, (02) E. Floyd Kvamme,
                            (03) Richard P. Beck, (04) Nicholas E. Brathwaite
                            (05) Michael J. Kim, (06) Elwood H. Spedden and
                            (07) Malcolm J. Thompson.

  FOR                    WITHHELD
  ☐                    ☐

         ☐
          FOR all nominees except as noted above. To withhold authority to vote for any nominee(s), write such nominee(s)’ name(s) in the space provided.

2.   To approve the Company’s 1995 Stock Option Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 400,000 shares.

FOR            AGAINST            ABSTAIN
  ☐            ☐                ☐

3.  To approve the Company’s 1995 Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 250,000 shares.

FOR            AGAINST            ABSTAIN
  ☐            ☐                ☐

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign.
Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duty authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature ____________________________ Date: ________________	Signature ____________________________ Date: ________________